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                                LOCK-UP LETTER


Joseph Charles & Associates, Inc.
9701 Wilshire Boulevard, Ninth Floor
Beverly Hills, CA 90212

Gentlemen:

     In connection with your acting as the Representative of the underwriters in the public offering (the "Offering") of securities of Navidec, Inc. (the "Company"), and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which the undersigned hereby acknowledges, the undersigned hereby agrees that (i) it has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the securities offered or to facilitate the sale or resale of the securities offered, (ii) it waives any registration rights it may have with respect to the Offering and for a period of six months thereafter, and (iii) for a period of 12 months after the commencement of the Offering it will not, directly or indirectly, issue, offer, sell (including any short sale), grant any option for the sale of, acquire any option to dispose of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of, any shares of Common Stock of the Company, or securities convertible into or exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of such Common Stock or any beneficial interest therein held by the undersigned as of the date the Registration Statement relating to the Offering becomes effective, without the prior written consent of Joseph Charles & Associates, Inc.

     Notwithstanding the restrictions contained herein, the undersigned may transfer shares of Common Stock:

          (a) in accordance with the terms and conditions of the Underwriting Agreement to be entered into by and between the Company and Joseph Charles & Associates, Inc.

          (b) to his or her spouse, parent, sibling or lineal descendants, or to any trust for the benefit of such persons; or

          (c) to any distributee, legatee or devisee of the undersigned who acquires its shares by will or operation of law upon the death or dissolution of the undersigned.

     As a condition to a transfer to be made pursuant to  paragraphs (b) or
(c), the transferee shall agree in writing to be bound by the terms of this agreement to the same extent as the undersigned, but only through and until the date the undersigned will be bound by the foregoing provisions (I.E., 12 months after commencement of the Offering). The undersigned consents to the placement of a legend on the certificate(s) evidencing ownership of Common
Stock or other securities held by the undersigned consistent with the foregoing.

                                       Very truly yours,



Date:                                  Name:
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